UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2013

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into Amendment No. 11, dated January 30, 2013, (“Amendment No. 11”) to its Amended and Restated Receivables Purchase Agreement, dated June 3, 2008 (the “Short-Term Financing Program”), pursuant to which the requirement that the Company provide audited financial statements for its fiscal 2009 and 2010 years by January 31, 2013, was extended to February 28, 2013, and the expiration date under the Short-Term Financing Program was extended from January 31, 2014 to February 28, 2014.  In addition, the liquidity facility supporting the Company’s short-term financing program has also been extended from January 31, 2013 to February 28, 2013.  The requirement to provide audited financial statements for the Company’s fiscal 2011 year by May 31, 2013 and the requirement to provide audited financial statements for the Company’s fiscal 2012 year by September 30, 2013, are unchanged.

The Company has also entered into an amendment (the “Fourth Amendment”) dated as of January 25, 2013, to the $42 million revolving credit agreement dated February 28, 2008 (“Short-Term Credit Facility”).  Pursuant to the amendment the expiration date was extended to March 31, 2015, the borrowing amount available was increased to $45 million, the financial ratio covenants were removed, the amount that may be used for letters of credit was increased to $25 million, and a requirement for minimum liquidity of $15 million in unrestricted cash or Short-Term Financing Program borrowing availability was added. The amendment also removed certain limitations previously placed on incurring additional indebtedness, the level of annual capital expenditures, the amount of investments (including business acquisitions and mergers), and the amount of loans that may be made by the Company to its subsidiaries.  The Short-Term Credit Facility continues to be cash collateralized.

 The foregoing summaries of Amendment No. 11 and the Fourth Amendment are qualified in their entirety by reference to the full text of Amendment No. 11 and the Fourth Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1(a), and 4.1(b), respectively and are incorporated herein by reference.

Item 7.01.       Regulation FD Disclosure.

On January 30, 2013, the Company issued a press release relating to the amendments to the $150 million short-term financing program, the liquidity facility supporting the Company’s accounts receivable securitization program and the Short-Term Credit Facility.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits:

	4.1(a)	Amendment No. 11, dated as of January 30, 2013, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

	4.1(b)	Fourth Amendment, dated as of January 25, 2013, to the Credit Agreement, dated as of February 28, 2008.

	99.1	Press release dated January 30, 2013.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	January 31, 2013	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits Number

4.1(a)	Amendment No. 11, dated as of January 30, 2013, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

4.1(b)	Fourth Amendment, dated as of January 25, 2013, to the Credit Agreement, dated as of February 28, 2008.

99.1	Press release dated January 30, 2013.